                                                                    Exhibit 99.1

                                                              Page 9 of 10 Pages

                                  SCHEDULE 13D

CUSIP No. 59156R108


                             JOINT FILING AGREEMENT

   Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 43 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

   Dated: November 4, 2010

                *
   ----------------------------
   C. Robert Henrikson

                *
   ----------------------------
   Sylvia Mathews Burwell

                *
   ----------------------------
   Eduardo Castro-Wright

                *
   ----------------------------
   Cheryl W. Grise

                *
   ----------------------------
   R. Glenn Hubbard

                *
   ----------------------------
   John M. Keane

                *
   ----------------------------
   Alfred F. Kelly, Jr.

                *
   ----------------------------
   James M. Kilts

                *
   ----------------------------
   Catherine R. Kinney

                                                             Page 10 of 10 Pages

                                  SCHEDULE 13D

CUSIP No. 59156R108


                *
   ----------------------------
   Hugh B. Price

                *
   ----------------------------
   David Satcher, M.D.

                *
   ----------------------------
   Kenton J. Sicchitano

                *
   ----------------------------
   Lulu C. Wang


            * By /s/ Nicholas D. Latrenta
                 ------------------------
                 Nicholas D. Latrenta
                 Attorney-in-fact